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                                                                   EXHIBIT 10.49

                           STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement ("Agreement") is entered into as of July 1, 1996, by Letronix Acquisition Corp., a Florida corporation ("Buyer"), and Polyphase Corporation, a Nevada corporation, ("Seller").

                                    RECITALS

     Seller desires to sell, and Buyer desires to purchase, 200 shares (the "Shares") of capital stock of Micro Configurations, Inc., a New York corporation (the "Company"), being one hundred percent (100%) of the outstanding shares of the Common Stock, no par value per share, of the Company (the "Common Stock"), for the consideration and on the terms set forth in this Agreement.

                                   AGREEMENT

     The parties, intending to be legally bound, agree as follows:

1.   SALE AND TRANSFER OF SHARES; CLOSING.
     ------------------------------------

     1.1  SHARES.  Subject to the terms and conditions of this Agreement, at the
          ------
Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller.

     1.2  PURCHASE PRICE.  The purchase price (the "Purchase Price") for the
          --------------
Shares will be Nine Hundred Fifty One Thousand Four Hundred Thirty-two Dollars and Ninety-nine Cents ($951,432.99), payable in the form of a non-recourse promissory note in the form of attached hereto as ANNEX A.

     1.3  CLOSING  The purchase and sale (the "Closing") provided for in this
          ------
Agreement will take place at the offices of Seller at 16885 Dallas Parkway, 4th Floor, Dallas, Texas, at 10:00 a.m. (local time) on July 12, 1996 or at such other time and place as the parties may agree (the "Closing Date"). Subject to the provisions of SECTION 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this SECTION 1.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     1.4  CLOSING OBLIGATIONS.  At the Closing:
          -------------------

     (a)  Seller will deliver to Buyer:

          (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers) (which Buyer will return to Seller as collateral as hereinafter described);

          (ii) a certificate executed by Seller to the effect that, except as otherwise stated in such certificate, each of Seller's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as

                                       1
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of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Schedule (as hereinafter defined) that were delivered by Seller to Buyer at or prior to the Closing Date);

     (b) Buyer will deliver to Seller the Purchase Price, as follows:

          (i) A secured non-recourse promissory note in the amount of Nine Hundred Fifty One Thousand Four Hundred Thirty-two Dollars and Ninety-nine Cents ($951,432.99) (the "Note") having the terms and provisions set forth in the form thereof attached hereto as ANNEX A; and

          (ii) a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date.


2.   REPRESENTATIONS AND WARRANTIES OF SELLER.
     ----------------------------------------

     Seller represents and warrants to Buyer as follows:

     2.1  ORGANIZATION AND GOOD STANDING.  The Company is a corporation duly
          ------------------------------
organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

     2.2  AUTHORITY; NO CONFLICT.
          ----------------------

     (a) This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller has the absolute and unrestricted right, power, authority, and capacity to execute, deliver and perform this Agreement.

     (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated by this Agreement will, directly or indirectly (with or without notice or lapse of time):

          (i) contravene, conflict with, or result in a violation of any provision of the certificate of incorporation or bylaws of the Company;

          (ii) contravene, conflict with, or result in a violation of, or give any governmental body or other person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any federal, state or local order, law, ordinance or regulation or any injunction, judgment, order or decree of any court,

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administrative agency or other governmental body to which the Company, or any of the assets owned or used by the Company, may be subject;

          (iii) contravene, conflict with, or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any contracts applicable to the Company that would have a material adverse effect on the Company; or

          (iv) result in the imposition or creation of any charge, claim, lien, option, pledge, security interest or restriction of any kind upon or with respect to any of the assets owned or used by any the Company.

     2.3  OWNERSHIP; CAPITALIZATION.
          -------------------------

     (a) Seller is or will be on the Closing Date the record and beneficial owner and holder of the Shares, free and clear of any charge, claim, lien, option, pledge, security interest or restriction of any kind.

     (b) The authorized equity securities of the Company consist of 200 shares of common stock, no par value per share, of which 200 shares are issued and outstanding. Upon transfer of the Shares to Buyer at the Closing, Buyer will own the entire legal and beneficial interest in the Shares, free and clear of all liens, claims and encumbrances and subject to no legal or equitable restriction of any kind. All of the outstanding equity securities and other securities of the Company are owned of record and beneficially by the Seller, free and clear of any charge, claim, lien, option, pledge, security interest or restriction of any kind. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no agreements, contracts, obligations, promises or undertakings relating to the issuance, sale, or transfer of any equity securities or other securities of the Company.

     2.4  FINANCIAL MATTERS.  Seller has delivered to Buyer: (i) the balance
          -----------------
sheets of the Company as at Sptember 30 in each of the years 1995 and 1994, and the related consolidated statements of income for each of the fiscal years then ended (the "Financial Statements"), and (ii) an unaudited balance sheet of the Company as at March 31, 1996, and the related unaudited statement of income for the six months then ended (the "Interim Financial Statements"). Such Financial Statements fairly present in all material respects the financial condition and the results of operations of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with generally accepted accounting principles, subject, in the case of the Interim Financial Statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse); the financial statements referred to in this SECTION 2.4 reflect the consistent application of such accounting principles throughout the periods.

     2.5  BOOKS AND RECORDS.  The books of account, minute books, stock record
          -----------------
books, and other records of the Company, all of which have been made available to Buyer, are complete and correct in all material respects. The minute book of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders and the

                                       3
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Boards of Directors. At the Closing, all of those books and records will be in the possession of the Company.

     2.6  TITLE TO PROPERTIES.  The  Company owns (with good and marketable
          -------------------
title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own, including all of the properties and assets reflected in the Financial Statements and the Interim Financial Statements (except for assets held under capitalized leases and personal property sold since the date of the Financial Statements and the Interim Financial Statements, as the case may be, in the ordinary course of business), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Financial Statements (except for personal property acquired and sold since the date of the Financial Statements in the ordinary course of business and consistent with past practice).

     2.7  CONDITION AND SUFFICIENCY OF ASSETS.  The buildings, structures, and
          -----------------------------------
equipment of the Companies are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, structures, and equipment of the Company are sufficient for the continued conduct of the Company's business after the Closing in substantially the same manner as conducted prior to the Closing.

     2.8  NO UNDISCLOSED LIABILITIES.  The Company has no material liabilities
          --------------------------
or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Financial Statements or the Interim Financial Statements and current liabilities incurred in the ordinary course of business since the respective dates thereof.

     2.9  TAXES.  (a)  All federal, state and local tax returns, reports,
          -----
declarations, information returns and estimates that the Acquired Companies were required to file ("Tax Returns") have been filed for the Company for all periods for which such were due. All Taxes (as defined below) of the Company, whether or not disclosed in the Tax Returns, have been paid in full and all such Tax Returns are true, correct and complete in all material respects. The federal income tax returns of the Company have not been examined by the Internal Revenue Service. There is not in force any extension of the date on which any Tax Return was or is due to be filed by or with respect to the Company, or any waiver or agreement by them for the extension of time for the payment of any Tax. The reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the Financial Statements is adequate to cover the liability of the Company for all Taxes (including employee income tax withholding, social security and unemployment taxes) to the date thereof.

     (b) There is no claim against the Company with respect to any Taxes and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return which would, if determined adversely to the Company, have a material adverse effect on the Company. All prior audits and examinations of the Company have been disclosed to Buyer.

                                       4
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     (c) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

     (d) For purposes of this Agreement, "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, gross receipts, windfall profit, severance, property, alternative minimum or add-on minimum production, sales, use, license, excise, franchise, employment, payroll, withholding, ad valorem, or other taxes, assessments, duties, fees, levies or other governmental charges, together with any interest, penalty or addition to tax, or additional amount imposed by any governmental authority.

     2.10  EMPLOYEE BENEFITS.  PART 2.10 of the Disclosure Schedule contains a
           -----------------
complete and accurate list of all plans or other obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents ("Benefits"). The Company, with respect to all Benefits are, and each Benefit is, in material compliance with the Employee Retirement Income Security Act of 1974 ("ERISA"), the IRC, and other applicable laws.

     2.11  PROCEEDINGS.  There are currently no pending lawsuits, administrative
           -----------
proceedings or investigations ("Proceedings") against the Company or to which any of its assets is subject and Seller is not aware of any threatened Proceedings. The Company is not subject to any currently existing order, writ, injunction or decree relating to its operations.

     2.12  ABSENCE OF CERTAIN CHANGES AND EVENTS  Since the date of the
           -------------------------------------
Financial Statements, there has not been any material adverse change in the financial condition, results of operation, business, prospects, assets or liabilities, of the Company, except for changes in the ordinary course of business consistent with historical experience.

     2.13  CONTRACTS.  PART 2.13 of the Disclosure Schedule contains a complete
           ---------
and accurate list of (i) all current or pending contracts, commitments and leases (of real or personal property), written or otherwise, between the Company and any party of more than $50,000 or which are otherwise material to the operations of the Company, that cannot be canceled without penalty upon thirty
(30) days' notice or which otherwise are material to the Company; (ii) all patents, copyrights, tradenames, trademarks and service marks used or owned by the Company, and all licenses or agreements relating thereto; (iii) a list of all leases, contracts or agreements for which consents of any private persons or governmental bodies is required for the consummation of the transactions contemplated by this Agreement, or for the preventing of any termination of any material right, privilege, license or agreement of, or any loss or disadvantage to, the Company or Buyer upon consummation of the transactions contemplated by this Agreement; and (iv) all real property owned or leased by the Company.

     2.14  ENVIRONMENTAL MATTERS.  To Seller's knowledge, the Company is, and at
           ---------------------
all times has been, in material compliance with, and has not been and is not in material violation of or liable under, any environmental law. To Seller's knowledge, no toxic chemicals or hazardous wastes have been deposited or disposed of on any property owned by the Company and none of such property has suffered any material environmental damage due to the Company's operations.

     2.15  EMPLOYEES. PART 2.15 of the Disclosure Schedule contains a complete
           ---------
and accurate list of the following information for each employee of the Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since December 31, 1995.

     2.16  CERTAIN PAYMENTS.  To Seller's knowledge, neither the Company nor
           ----------------
director, officer, agent, or employee of the Company, or any other person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the Company, or (iv) in violation of any federal, state or local order, law, ordinance or regulation, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

     2.17  NO MISSTATEMENTS OR OMISSIONS.  No representation or warranty of
           -----------------------------
Seller in this Agreement and no statement in the Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

     2.18  RELATIONSHIPS WITH AFFILIATES  No Seller or any Affiliate of Seller
           -----------------------------
or of the Company has, or since January 1, 1995, has had, any:

     (a) interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's business.

     (b) equity interest or any other financial or profit interest in, a person that has had business dealings or a material financial interest in any transaction with any the Company other than business dealings or transactions conducted in the ordinary course of business with the Company at substantially prevailing market prices and on substantially prevailing market terms. No Seller or any Affiliate of Seller or of the Company is a party to any agreement, contract, obligation, promise or undertaking with, or has any claim or right against, the Company.

     2.19  BROKERS OR FINDERS.  Seller and its agents have incurred no
           ------------------
obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

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3.   REPRESENTATIONS AND WARRANTIES OF BUYER.
     ---------------------------------------

     Buyer represents and warrants to Seller as follows:

     3.1  ORGANIZATION AND GOOD STANDING.  Buyer is a corporation duly
          ------------------------------
organized, validly existing, and in good standing under the laws of the State of Nevada.

     3.2  AUTHORITY; NO CONFLICT.
          ----------------------

     (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute, deliver and perform its obligations under this Agreement.

     (b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the transactions contemplated by this Agreement by Buyer will give any person the right to prevent, delay, or otherwise interfere with any of the transactions contemplated by this Agreement pursuant to:

          (i) any provision of Buyer's certificate of incorporation or bylaws;

          (ii) any resolution adopted by the board of directors or the stockholders of Buyer;

          (iii) any federal, state or local order, law, ordinance or regulation or injunction, judgment, order or decree of any court, administrative agency or other governmental body to which Buyer may be subject; or

          (iv) any agreement, contract, obligation, promise or undertaking to which Buyer is a party or by which Buyer may be bound.

     (c) Buyer is not and will not be required to obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated by this Agreement.

     3.3  CERTAIN PROCEEDINGS.  There is no pending proceeding against Buyer
          -------------------
that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To Buyer's knowledge, no such proceeding has been threatened.

     3.4  BROKERS OR FINDERS.  Buyer and its officers and agents have incurred
          ------------------
no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Seller harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

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4.   COVENANTS OF SELLER PRIOR TO CLOSING DATE.
     -----------------------------------------

     4.1  ACCESS AND INVESTIGATION.  Between the date of this Agreement and the
          ------------------------
Closing Date, Seller will, and will cause the Company and its directors, officers and agents to, (a) afford Buyer and its directors, officers and agents and prospective lenders and their representatives (collectively, "Buyer's Advisors") full and free access to the Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

     4.2  OPERATION OF THE BUSINESS OF THE COMPANY.  Between the date of this
          ----------------------------------------
Agreement and the Closing Date, Seller will, and will cause the Company to conduct its business only in the ordinary course of business and in material compliance with all applicable laws, rules and regulations.

     4.3  NEGATIVE COVENANTS.  Between the date of this Agreement and the
          ------------------
Closing Date, Seller will not, and will cause the Company not to, without prior notice to Buyer: (i) make any changes in its capital structure, (ii) incur any liability or obligation other than current liabilities incurred in the ordinary and usual course of business, (iii) incur any indebtedness for borrowed money,
(iv) make any loans or advances other than advances to employees and owner-operators, in the ordinary and usual course of business, (v) mortgage, pledge or subject to any encumbrance any of its assets or properties, (vi) sell or transfer any of its assets or properties except in the ordinary and usual course of business, (vii) make any investment of a capital nature, except in the ordinary and usual course of business, (viii) adopt or amend in any material respect any collective bargaining agreement or employee benefit plan, or (ix) enter into any contract, agreement, or other commitment which is material to the business, assets, properties, or financial position of the Company.

     4.4  BEST EFFORTS.  Between the date of this Agreement and the Closing
          ------------
Date, Seller will use its best efforts to cause the conditions in SECTIONS 6 and 7 to be satisfied.

5.   COVENANTS OF BUYER.
     ------------------

     5.1  APPROVALS OF GOVERNMENTAL BODIES.  As promptly as practicable after
          --------------------------------
the date of this Agreement, Buyer will, and will cause each of its Affiliates to, make all filings required by federal, state or local laws, orders, ordinances or regulations to be made by them to consummate the transactions contemplated by this Agreement. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Affiliate to, (i) cooperate with Seller with respect to all filings that Seller is required by federal, state or local laws, orders, ordinances or regulations to make in connection with the transactions contemplated by this Agreement, and (ii) cooperate with Seller in obtaining all consents identified in PART 2.13 of the Disclosure Schedule.

     5.2  BEST EFFORTS.  Between the date of this Agreement and the Closing
          ------------
Date, Buyer will use its best efforts to cause the conditions in SECTIONS 6 and 7 to be satisfied.

     5.3  ACTIONS WITH RESPECT TO THE COMPANY AND BUYER.  Buyer covenants and
          ---------------------------------------------
agrees
that, after the Closing and for so long as any amounts under the Note remain outstanding:

     (a) it will comply, and cause the persons it elects or causes to be elected as directors and officers of the Company to comply, with its and their obligations under federal and state securities laws and its and their fiduciary duties to the Company's shareholders;

     (b) it will acquire shares, receive payments and otherwise engage in transactions with the Company only on terms that are fair to the Company and its shareholders;

     (c) it will, and it will cause the Company, to:

          (i) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state of incorporation or organization and all other states where it is legally required to be qualified to do business as a foreign corporation;

          (ii) use its reasonable efforts, in the ordinary course, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having business relations with it;

          (iii) maintain and preserve all its property in good working order and condition, ordinary wear and tear excepted, except where failure to do so would not have a material adverse effect.

          (iv) except to the extent that the failure to do so would have a material adverse effect, it will and it will cause the Company to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities

          (v) comply, and will cause the Company to, comply, in all material respects with all requirements of law and with the directions of any governmental authority having jurisdiction over it or its business, except such

               (A) as may be contested in good faith or as to which a bona fide dispute may exist, and

               (B) as to which such failure to comply would not have a material adverse effect on Buyer or the Company.

6.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE.
     ---------------------------------------------------

     Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

     6.1  ACCURACY OF REPRESENTATIONS.  All of Seller's representations and
          ---------------------------
warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     6.2  SELLER'S PERFORMANCE.
          --------------------

     (a) All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing, must have been duly performed and complied with in all material respects.

     (b) Each document required to be delivered pursuant to SECTION 1.4 must have been delivered.

     6.3  CONSENTS.  Each of the consents identified in PART 2.13 of the
          --------
Disclosure Schedule must have been obtained and must be in full force and effect.

     6.4  ADDITIONAL DOCUMENTS.  Each of the following documents must have been
          --------------------
delivered to Buyer:

     (a) the documents necessary to effect the resignation of each of the noncontinuing directors and officers of the Company, to be effective not later than the Closing Date;

     (b) such other documents as Buyer may reasonably request for the purpose of
(i) evidencing the accuracy of any of Seller's representations and warranties,
(ii) evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by Seller, or (iii) evidencing the satisfaction of any condition referred to in this
SECTION 6; and

          6.5  NO PROCEEDINGS.  Since the date of this Agreement, there must not
               --------------
have been with respect to Buyer (i) any effective injunction, writ, or temporary restraining order of any nature issued by a court or governmental agency of competent jurisdiction directing that the proposed acquisition not be consummated or (ii) any action, suit, or proceeding pending or threatened by or before any court or governmental body in which it is or may be sought to prohibit, substantially delay, or rescind the proposed acquisition, or to limit in any way Buyer's right to acquire the Company.


7.   CONDITIONS PRECEDENT TO SELLER'S  OBLIGATION TO CLOSE.
     -----------------------------------------------------

     Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

     7.1  ACCURACY OF REPRESENTATIONS.  All of Buyer's representations and
          ---------------------------
warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     7.2  BUYER'S PERFORMANCE.
          -------------------

     (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

     (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to SECTION 1.4 and must have paid the Purchase Price required to be made by Buyer pursuant to SECTION 1.4(b).

     7.3  CONSENTS.  Each of the consents identified in PART 2.13 of the
          --------
Disclosure Schedule must have been obtained and must be in full force and effect.

     7.4  ADDITIONAL DOCUMENTS.  Buyer must have caused the following documents
          --------------------
to be delivered to Seller:

     (a) such documents as Seller may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of Buyer, (ii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, or
(iii) evidencing the satisfaction of any condition referred to in this
SECTION 7; and

     7.5  NO PROCEEDINGS.  Since the date of this Agreement, there must not have
          --------------
been with respect to Seller (i) any effective injunction, writ, or temporary restraining order of any nature issued by a court or governmental agency of competent jurisdiction directing that the proposed acquisition not be consummated or (ii) any action, suit, or proceeding pending or threatened by or before any court or governmental body in which it is or may be sought to prohibit, substantially delay, or rescind the proposed acquisition, or to limit in any way Seller's right to sell the Acquired Companies.

8.   TERMINATION.
     -----------

     8.1  TERMINATION EVENTS.  This Agreement may, by notice given prior to or
          ------------------
at the Closing, be terminated:

     (a) by either Buyer or Seller if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

     (b) (i) by Buyer if any of the conditions in SECTION 6 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Seller, if any of the conditions in SECTION 7 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;

     (c) by mutual consent of Buyer and Seller; or

     (d) by either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before August 31, 1996, or such later date as the parties may agree upon.

     8.2  EFFECT OF TERMINATION.  Each party's right of termination under
          ---------------------
SECTION 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to SECTION 8.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in SECTIONS 10.1 and 10.3 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

9.   INDEMNIFICATION; REMEDIES.
     -------------------------

     9.1  SURVIVAL.  Only the representations of Seller contained in SECTIONS
          --------
2.17 and 2.19 will survive the Closing.

     9.2  INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER.  Seller will
          ------------------------------------------------
indemnify and hold harmless Buyer, the Company, and their respective directors, officers, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with any breach of the representations made in SECTION 2.19.

     The remedies provided in this SECTION 9.2 will be the exclusive remedies available to Buyer or the other Indemnified Persons for any breach of this Agreement or the conduct of the business of the Company prior to the Closing Date.

     9.3  INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER.  Buyer will indemnify
          -----------------------------------------------
and hold harmless Seller from and will pay to Seller the amount of any Damages arising, directly or indirectly, from or in connection with any breach of the representations made in SECTIONS 3.2(a), 3.3 or 3.4.

     The remedies provided in this SECTION 9.3 will be the exclusive remedies available to Seller for any breach of this Agreement.

     9.4  TIME LIMITATIONS.  If the Closing occurs, neither party will have
          ----------------
liability (for indemnification or otherwise) with respect to any representation, unless on or before the first anniversary of the Closing Date the other party notifies the party of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the other party.

     9.5  LIMITATIONS ON AMOUNT--SELLER.  Seller will have no liability (for
          -----------------------------
indemnification or otherwise) to Buyer unless the amount of Damages sought is in the aggregate at least $50,000, and will have no liability (for indemnification or otherwise) to Buyer in excess of the Purchase Price.

     9.6  LIMITATIONS ON AMOUNT--BUYER.  Buyer will have no liability (for
          ----------------------------
indemnification or otherwise) to Seller in other than the non-recourse promissory note that comprises the Purchase Price.

     9.7  PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS.
          -------------------------------------------------

     (a) Promptly after receipt by an indemnified party of notice of the commencement of any proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

     (b) If any proceeding referred to in SECTION 9.7(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such proceeding, the indemnifying party will be entitled to participate in such proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or
(ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding), to assume the defense of such proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this SECTION 9 for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a proceeding, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of federal, state or local laws, orders, ordinances or regulations or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will be bound by any determination made in such proceeding or any compromise or settlement effected by the indemnified party.

     (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, at its own expense, participate in the defense, compromise, or settlement of such proceeding, but the indemnifying party will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

     9.8  PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS.  A claim for
          -------------------------------------------
indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

10.  GENERAL PROVISIONS.
     ------------------

     10.1  EXPENSES.  Except as otherwise expressly provided in this Agreement,
           --------
each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants.

     10.2  PUBLIC ANNOUNCEMENTS.  Buyer will keep this Agreement strictly
           --------------------
confidential and may not make any disclosure of this Agreement or the transactions contemplated by this Agreement to any person. The Company will issue any press release or other publicity, if at all, at such time and in such manner as it shall determine in its sole discretion. Buyer will not contact or have any dealings with the Company's employees, customers, and suppliers without the consent of Seller.

     10.3  CONFIDENTIALITY.  Between the date of this Agreement and the Closing
           ---------------
Date, Buyer and Seller will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence, and not use to the detriment of another party or the Company any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the transactions contemplated by this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party,
(b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by legal proceedings.

     If the transactions contemplated by this Agreement are not consummated, each party will return all of such written information as the other party has provided.

     10.4  NOTICES.  All notices, consents, waivers, and other communications
           -------
under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

     Seller:

          Polyphase Corporation
          16885 Dallas Parkway
          4th Floor
          Dallas, Texas 75248

     Attention: Paul A. Tanner

     Facsimile No.: (214) 732-6430

     with a copy to:

          Jenkens & Gilchrist,
          A Professional Corporation
          1445 Ross Ave.
          Suite 3200
          Dallas, Texas 75202

     Attention: Ronald J. Frappier

     Facsimile No.: (214) 855-4300

     Buyer:

          Letronix Acquisition Corp.
          P. O. Box 25653
          Dallas, Texas 75225

     Attention: President

     Facsimile No.: (214) 980-0790

     with a copy to:

          Law Offices of Albert B. Greco, Jr.
          13455 Noel Road
          Suite 1420
          Dallas, Texas 75240

     Attention:  Albert B. Greco, Jr.

     Facsimile No.: (214) 702-7343

     10.5  JURISDICTION; SERVICE OF PROCESS.  Any action or proceeding seeking
           --------------------------------
to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Texas, County of Dallas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     10.6  FURTHER ASSURANCES.  The parties agree (a) to furnish upon request to
           ------------------
each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     10.7  WAIVER.  The rights and remedies of the parties to this Agreement are
           ------
cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     10.8  ENTIRE AGREEMENT AND MODIFICATION.  This Agreement supersedes all
           ---------------------------------
prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     10.9  DISCLOSURE SCHEDULE.  The Disclosure Schedule is incorporated into
           -------------------
and shall be part of this Agreement.

     10.10  ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS.  No party may
            --------------------------------------------------
assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to any subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     10.11  SEVERABILITY.  If any provision of this Agreement is held invalid or
            ------------
unenforceable
by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     10.12  SECTION HEADINGS, CONSTRUCTION.  The headings of Sections in this
            ------------------------------
Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     10.13  TIME OF ESSENCE.  With regard to all dates and time periods set
            ---------------
forth or referred to in this Agreement, time is of the essence.

     10.14  GOVERNING LAW.  This Agreement will be governed by the laws of the
            -------------
State of Texas without regard to conflicts of laws principles.

     10.15  COUNTERPARTS.  This Agreement may be executed in one or more
            ------------
counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                              Buyer:

                              POLYPHASE CORPORATION


                              By:
                                 -------------------------------------
                              Name:
                                   -----------------------------------
                              Title:
                                    ----------------------------------


                              Seller:

                              LETRONIX ACQUISITION CORPORATION



                              By:
                                 -------------------------------------
                              Name:
                                   -----------------------------------
                              Title:
                                    ----------------------------------